SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

As earlier reported, Louise A. Mawhinney, the Registrant’s Vice President, Chief Financial Officer and Treasurer, has announced her intention to leave the company.  In order to provide for an orderly transition of duties, on April 21, 2006 the Registrant entered into a separation agreement with Ms. Mawhinney under which she will remain with the Registrant until her successor is hired.  The agreement provides that Ms. Mawhinney will resign from her position with the Registrant no later than October 13, 2006.  Both parties have the right to cause the resignation to occur earlier if certain conditions specified in the contract are met.  Irrespective of whether the effective date of resignation is October 13, 2006 or earlier, Ms. Mawhinney will receive her current salary and benefits through that date. The foregoing summary of the material terms of Ms. Mawhinney’s separation agreement is qualified by the full text of the separation agreement which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

The separation agreement referred to in Item 1.01, above, supersedes the employment agreement between the Registrant and Louise A. Mawhinney, dated December 18, 2003.  The employment agreement was filed as Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 12, 2004 (File No. 000-21429) and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1  Separation Agreement and General Release dated as of April 21, 2006 between ArQule, Inc. and Louise A. Mawhinney.

10.2  Employment Agreement filed as Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 12, 2004 (File No. 000-21429) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Louise A. Mawhinney
Louise A. Mawhinney
Vice President, Chief Financial Officer,
and Treasurer

April 27, 2006